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                                                                   EXHIBIT 10.11

             SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

         This Series B Convertible Preferred Stock Purchase Agreement (the "AGREEMENT") dated as of July 28, 1998 is entered into by and among Sequoia Software Corporation, a Maryland corporation (the "COMPANY"), the investors listed on Schedule I hereto (the "NEW INVESTORS"), Anthem Capital, L.P., a Delaware limited partnership ("ANTHEM"), NEPA Venture Fund II, L.P., a Pennsylvania Limited Partnership ("NEPA"), such other purchasers as may from time to time purchase the Series B Preferred Stock (as defined below) directly from the Company (the "FUTURE INVESTORS") (each of the foregoing parties other than the Company being referred to individually as a "PURCHASER" and collectively as the "PURCHASERS"), Mark Wesker ("WESKER") and Anil Sethi ("SETHI") (individually Wesker and Sethi being referred to as a "FOUNDER" and collectively, the "FOUNDERS"), and with respect to Sections, 7.8, 7.14 and 7.15 hereof of only, Richard C. Faint, Jr. ("FAINT"), Kenneth E. Homa ("HOMA") and David H. Hungerford ("HUNGERFORD").

         In consideration of the premises, mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are here acknowledged, the parties hereto agree as follows:

      1. Authorization and Sale of Series B Preferred.

         1.1 Authorization. The Company has, or before the Initial Closing and each Subsequent Closing (as defined in Section 2) will have, duly authorized the sale and issuance of 9,647,920 shares of its Series B Convertible Preferred Stock, $0.001 par value per share (the "SERIES B PREFERRED"), having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Articles of Incorporation attached hereto as Exhibit A (the "ARTICLES OF INCORPORATION"). The Company has adopted and filed the Articles of Incorporation with the Maryland State Department of Assessments and Taxation.

         1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Initial Closing, the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Series B Preferred set forth opposite such Purchaser's name on Exhibit B for the purchase price of $0.6763 per share. The Company's agreement with each Purchaser is a separate agreement, and the sale of Series B Preferred to each Purchaser is a separate sale.

         1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Series B Preferred for working capital and product development.

      2. Initial Closing and Subsequent Closings

         2.1 The Initial Closing. The closing of the sale and purchase of 5,212,019 shares of the Series B Preferred under this Agreement (the "INITIAL CLOSING") shall take place at

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the offices of Anthem Capital, L.P., Suite 800, 16 South Calvert Street,
Baltimore, MD 21202-1305 at 10:00 a.m. on July 27, 1998, or at such other time, date and place as are mutually agreeable to the Company and special counsel to the Purchasers, but in no event later than July 31, 1998. At the Initial Closing, the Company will deliver to each Purchaser a certificate for the number of Series B Preferred being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. The date of the Initial Closing is hereinafter referred to as the "INITIAL CLOSING DATE." If at the Initial Closing any of the conditions specified in
Section 6 shall not have been fulfilled, each Purchaser shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such non-fulfillment.

        2.2 Subsequent Closings.

            (a) The second closing (the "SECOND CLOSING") of the sale and purchase of the Shares under this Agreement shall take place on or prior to September 30, 1998, at a time and place as are mutually agreeable to the Company, the Future Investors and special counsel to Anthem. At the Second Closing, the Company will deliver to Anthem a notice of the number of Shares being purchased by the Future Investors and the total purchase price thereof. In no event shall the purchase price of Shares purchased at the Second Closing be less than $500,000. The date of the Second Closing is hereinafter referred to as the "SECOND CLOSING DATE". The Second Closing and any subsequent closings may each be referred to as a "SUBSEQUENT CLOSING" and the Second Closing Date and subsequent closing dates may each be referred to as a "SUBSEQUENT CLOSING DATE".

     3. Representations of the Company. The Company hereby represents and warrants to each Purchaser as follows:

        3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has furnished to special counsel to Anthem true and complete copies of its Articles of Incorporation and By-laws, each as amended to date and presently in effect.

        3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Initial Closing) will consist of 33,000,000 shares of common stock, $0.001 par value per share (the "COMMON STOCK"), of which (i) 10,149,614 shares are issued and outstanding, and (ii) 17,712,920 shares of Preferred Stock, $0.001 par value per share, 8,065,000 of which are designated Series A Convertible Preferred Stock (the "SERIES A PREFERRED"), 8,064,877 of which shares of Series A Preferred are issued and outstanding and 9,647,920 of



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which are designated as Series B Preferred none of which are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 3.2 hereto or provided in this Agreement or the Registration Rights Agreement (as defined in Section 5.4 below), (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth on Schedule 3.2 hereto or provided in this Agreement, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"). All of the issued and outstanding shares of Common Stock have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws. To the best of the Company's knowledge, no stockholder of the Company has granted options or other rights to purchase any shares of Common Stock from such stockholder.

        3.3 Subsidiaries. The Company has no subsidiaries and does not own or control, directly or indirectly, shares of capital stock of any other corporation, or any interest in any partnership, joint venture or other non-corporate business entity or enterprise.

        3.4 Stockholder List and Agreements. Attached as Schedule 3.4 is a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock, Series A Preferred, or other securities of the Company held by each stockholder as of the date of this Agreement and the consideration paid to the Company, if any, for such shares. Except with respect to the holders of shares of Series A Preferred and as contemplated by this Agreement, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best knowledge of the Company, among any holders of its capital stock, relating to the acquisition (including, without limitation, rights of first refusal or preemptive rights), disposition or voting of the capital stock of the Company.

        3.5 Issuance of Shares. The issuance, sale and delivery of the Series B Preferred in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Series B Preferred (the "SERIES B CONVERSION SHARES"), have been, or will be on or prior to the Initial Closing and any Subsequent Closing, duly authorized and, as the case may be, reserved for issuance, by all necessary corporate action on the part of the Company, and the Series B Preferred when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Series B Preferred Conversion Shares, when issued upon conversion of the Series B Preferred, will be duly and validly issued, fully paid and non-assessable.



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        3.6 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and all other agreements required to be executed by the Company on or prior to Initial Closing and any Subsequent Closing pursuant to Section 5.4 (the "ANCILLARY AGREEMENTS"), and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation or By-laws (each as amended to date and presently in effect), or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

        3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issue, sale and delivery of the Series B Preferred, the issue and delivery of the Series B Conversion Shares or the other transactions to be consummated at the Initial Closing and any Subsequent Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Initial Closing or Subsequent Closing. Based on the representations made by each of the Purchasers in Section 4 of this Agreement and the disclosures to and covenants by the Purchasers in the Registration Rights Agreement described in Section 5.4 below, the offer and sale of the Series B Preferred to each of the Purchasers will be in compliance with applicable Federal and state securities laws.

        3.8 Litigation. There is no action, suit, proceeding or investigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any of the Founders that questions the validity of this Agreement or the right of the Company or any of the Founders to enter into it, or that might result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), business or prospects of the Company, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company or any of the Founders by reason of the past employment relationships of any of the Founders or the Company's employees, the proposed activities of the Company, or negotiations by the Company or any of the Founders with possible investors in the Company.

        3.9 Financial Statements. The Company has furnished to each Purchaser a complete and correct copy of the unaudited balance sheet of the Company (the "BALANCE SHEET") as of March 31, 1998 (the "BALANCE SHEET DATE") and the related statements of operations and cash flows for the three months then ended, compiled by the Company (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct, are in accordance



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with the books and records of the Company and present fairly the financial condition and results of operations of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Financial Statements have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

        3.10 Absence of Liabilities. Except as disclosed in Schedule 3.10, the Company did not have, at the Balance Sheet Date, any liabilities of any type which in the aggregate exceeded $25,000, whether absolute or contingent, which were not fully reflected on the Balance Sheet, and, since the Balance Sheet Date, the Company has not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business.

        3.11 Taxes. The amount shown on the Balance Sheet as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid Federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid, with any exceptions permitted by any taxing authority not having a materially adverse effect on the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue of 1986, as amended (the "CODE"), that the Company be taxed as an S Corporation or (b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company's net operating losses for federal income tax purposes, as set forth in the Financial Statements, are not subject to any limitations imposed by Section 382 of the Code, and consummation of the transactions contemplated by this Agreement or by any other agreement, understanding or commitment, contingent or otherwise, to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income.

        3.12 Property and Assets. The Company has good title to all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Balance Sheet or in Schedule 3.12.

        3.13 Patents and Trademarks. Set forth on Schedule 3.13 is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Company, any or all of the Founders or necessary for the conduct of the Company's business as



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conducted and as proposed to be conducted, as well as any agreement under which the Company has access, to any confidential information used by the Company in its business (the "INTELLECTUAL PROPERTY RIGHTS"). The Company owns, or has the right to use under the agreements or upon the terms described in Schedule 3.13, all of the Intellectual Property Rights. To the best of the Company's knowledge, the business proposed by the Company will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any Founder or other employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with (i) the performance of such Founder's or employee's duties as an officer, employee or director of the Company; (ii) the use of such Founder's or employee's best efforts to promote the interests of the Company; or (iii) the Company's business as conducted or proposed to be conducted. To the best of the Company's knowledge, no person or entity (including, without limitation, any prior employer of any Founder or of any other employee of the Company) has any right to or interest in any inventions, improvements, discoveries or other information assigned to the Company by such Founder or employee pursuant to the Nondisclosure and Developments Agreement (in the form attached hereto as Exhibit C) executed by such Founder or employee, or otherwise.

        3.14 Insurance. The Company maintains valid policies for workers' compensation insurance and insurance related to its properties and business of the kinds and in the amounts set forth on the Certificate of Insurance attached hereto as Schedule 3.14.

        3.15 Material Contracts and Obligations. Schedule 3.15 sets forth a list of all material agreements of any nature to which the Company is a party or by which it is bound, including without limitation (a) each agreement which requires future expenditures by the Company in excess of $25,000; (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements; (c) any agreement to which any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act) is a party, including, without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity; and (d) any agreement relating to the Intellectual Property Rights. The Company has delivered to special counsel to Anthem copies of such of the foregoing agreements as such counsel has requested. All of such agreements and contracts are valid, binding and in full force and effect.

        3.16 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any material mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best knowledge of the Company, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the



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Company, that materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, condition, affairs or operations of the Company or any of its properties or assets. To the best of the knowledge of the Company, none of the Founders nor any other employee of the Company is in violation of any contract or covenant (either with the Company or with another entity) relating to employment, patent, other proprietary information disclosure, non-competition, or non-solicitation.

        3.17 Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company.

        3.18 Employees. All employees of the Company whose employment responsibility requires access to confidential or proprietary information of the Company have executed and delivered Nondisclosure and Developments Agreements in the form of Exhibit C, and all of such agreements are in full force and effect. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best knowledge of the Company, threatened.

        3.19 ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws.

        3.20 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

        3.21 Disclosures. Neither this Agreement nor any exhibit hereto, nor any report, certificate or instrument furnished to any of the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the business, prospects or condition (financial or otherwise) of the Company that has not been disclosed to the Purchasers in writing.

        3.22 Small Business Concern. The Company is a "small business concern" as defined in section 121.301(c) of Title 13 of the Code of Federal Regulations.


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        3.23 U.S. Real Property Holding Corporation. The Company is not now and
has never been a "United States Real Property Holding Corporation" as defined in
Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

     4. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

        4.1 Investment. Such Purchaser is acquiring the Series B Preferred and the Series B Conversion Shares, for his or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

        4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser that is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

        4.3 Experience. Each of the Purchasers has carefully reviewed the representations concerning the Company contained in this Agreement, has read the Plan and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which it or he has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has adequate net worth and means of providing for its or his current needs and contingencies to sustain a complete loss of its or his investment in the Company; such Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to its or his net worth and such Purchaser's investment in the Series B Preferred will not cause such overall commitment to become excessive.

        4.4 Accredited Investor. Each Purchaser is an Accredited Investor within the definition set forth in Rule 501(a) of the Securities Act, which definition is set forth below:

            "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

            (1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to



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            section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefits of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

        (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

        (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

        (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

        (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

        (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;



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        (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in
            Section 230.506(b)(2)(ii); and

        (8) Any entity in which all of the equity investors are accredited investors.

     (Rule 501(a) of the Securities Act)

        4.5 Institutional Investor. NEPA individually represents that it is an Institutional Investor within the definition set forth in Section 203(c) of the Pennsylvania Securities Act of 1972, as amended.

    5. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers to purchase Series B Preferred at the Initial Closing or any Subsequent Closing and is subject to the fulfillment, or the waiver by such Purchaser, of the following conditions on or before the Initial Closing Date or any Subsequent Closing Date:

        5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Initial Closing Date or any Subsequent Closing Date, as applicable, with the same effect as though such representation and warranty had been made on and as of that date.

        5.2 Performance. The Company and each of the Founders shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company or such Founder prior to or at the Initial Closing or any Subsequent Closing, as applicable.

        5.3 Opinion of Counsel. Each Purchaser shall have received an opinion from Gebhardt & Smith, counsel for the Company, dated the Initial Closing Date or any Subsequent Closing Date, addressed to the Purchasers, in the form of Exhibit D.

        5.4 Other Agreements.

            (a) Stockholders' Voting Agreement. The Amended and Restated Stockholders' Voting Agreement attached hereto as Exhibit E (the "STOCKHOLDERS' VOTING AGREEMENT") shall have been executed and delivered by the Company, by each of the Purchasers and by each of the Stockholders (as defined therein). All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the Initial Closing, in accordance with the Stockholders' Voting Agreement.



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            (b) Registration Rights. The Registration Rights Agreement attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT") shall have been executed and delivered by the Company, by each of the Purchasers and by each of the parties identified therein.

            (c) Stock Restriction Agreements. Except for those designated "Exempt Employees" by management prior to Initial Closing or any Subsequent Closing, all major holders of Common Stock who are employees of the Company shall have executed and delivered to the Company a Stock Restriction Agreement substantially in the form attached hereto as Exhibit G.

        5.5 Blue Sky Approvals. The Company shall have made, or have made arrangements satisfactory to both Anthem and NEPA to take, all actions necessary for the exemptions from the state securities laws of the State of Maryland, the Commonwealth of Pennsylvania and all other jurisdictions in which the shares of Series B Preferred are being sold on or before the Initial Closing Date or any Subsequent Closing Date, or at such time thereafter as may be required by the applicable statute.

        5.6 Certificates and Documents. The Company shall have delivered to special counsel to Anthem or counsel to the Future Investors, as applicable:

            (a) The Articles of Incorporation of the Company, as amended and restated and in effect prior to the Initial Closing or any Subsequent Closing, as applicable, certified by the Maryland State Department of Assessments & Taxation;

            (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of the Company issued by the Maryland State Department of Assessments & Taxation confirming such good standing on or immediately prior to the Initial Closing or any Subsequent Closing;

            (c) By-laws of the Company, certified by its Secretary or Assistant Secretary as being in effect of the Initial Closing Date or any Subsequent Closing Date, as applicable; and

            (d) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Initial Closing Date or any Subsequent Closing Date.

        5.7 [Intentionally Deleted]

        5.8 Small Business Concern Documents. The Company shall have completed, executed and delivered to Anthem a Size Status Declaration on SBA Form 480 and a Non-Discrimination Certificate on SBA Form 652-D.

        5.9 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated the Initial Closing Date or any Subsequent Closing Date, as applicable, certifying to the fulfillment of the conditions specified in subsections 5.1, 5.2, and 5.5 of this Agreement.

        5.10 Amendments to By-laws. The Company shall have delivered to the Purchasers evidence that the By-laws of the Company have been amended to provide that the Board of Directors hold a regular meeting at least once each quarter and that any two directors may call a special meeting of the Board of Directors.

        5.11 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to each of the Purchasers and to Anthem's special counsel, and the Purchasers and Anthem's special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6. Conditions to the Obligations of the Company. The obligations of the Company under subsection 1.2 of this Agreement are subject to fulfillment, on or before the Closing Date, of each of the following conditions:

        6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Initial Closing Date or any Subsequent Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

        6.2 Blue Sky Approvals. The Company shall have made, or have made arrangements satisfactory to both Anthem and NEPA to take, all actions necessary for the exemptions from the state securities laws of the State of Maryland, the Commonwealth of Pennsylvania and all other jurisdictions in which the shares of Series B Preferred are being sold on or before the Initial Closing Date or any Subsequent Closing Date, or at such time thereafter as may be required by the applicable statute.

        6.3 Purchase Price. Each Purchaser shall have delivered the aggregate purchase price set forth opposite its name on Exhibit B.

     7. Covenants of the Company.

        7.1 Inspection. So long as any share of Series B Preferred is outstanding, the Company shall permit the Purchasers who purchase no less than 10% of the number of shares of Series B Preferred sold hereunder, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

        7.2 Observer Rights. The Company will permit each Purchaser who purchases no less than 1,929,584 shares of Series B Preferred (including shares of Common Stock into which such Series B Preferred have been converted and as adjusted for stock splits, stock dividends, and other recapitalizations), or any authorized representative thereof, to attend all meetings of the Board of Directors of the Company, and shall, upon the written request of such holder, provide him or it with such notice of and other information with respect to such meetings as are delivered to the directors of the Company. Upon written request of any such holder, the Company shall notify such holder, within ten days thereafter, of the taking of any written action by the Board of Directors of the Company in lieu of a meeting thereof. Any holder exercising his or its rights under this subsection, and his or its representatives, shall maintain the confidentiality of all financial, confidential, and proprietary information of the Company acquired by them in exercising such rights.

        7.3 Reserved Employee Shares. The Company will reserve an additional 1,000,000 shares of Common Stock (the "RESERVED EMPLOYEE SHARES"), for issuance to employees of the Company or promised to employees, vendors, consultants or any other individual corporation or institution (i.e., the 4,113,535 shares of Common Stock reserved for such issuances immediately prior to the closing shall be increased to 5,113,535). The Reserved Employee Shares will be issued from time to time under such arrangement, contracts or plans as are recommended by management and approved by the Board of Directors, provided that without the consent of a majority of the Company's directors, the vesting of any such shares (or options there for) issued shall not be at a rate in excess of 25.0% of the aggregate amount granted, per annum, from the date of issuance. Holders of Reserved Employee Shares shall be required to execute Exempt Employee Stock Restriction Agreements and Market Stand-Off Agreements, each substantially in the form of Exhibit H and Exhibit I, respectively, attached hereto. Unless subsequently agreed to the contrary by the Purchasers, any issuance of shares in excess of the Reserved Employee Shares will be a dilutive event requiring adjustments to the conversion prices and will be subject to the Purchasers' Right of First Refusal as provided under subsection 7.8.

        7.4 Financial Statements and Other Information.

            (a) So long as any of the Series B Preferred is outstanding, the Company will deliver to the Purchasers:

               (i) within 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1998, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flow of the Company for such year, certified by certified public accountants retained pursuant to Section 8.9 of this Agreement, and prepared in accordance with generally accepted accounting principles; and

                (ii) within 15 business days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flow of the Company for such fiscal quarter;

                (iii) within 15 business days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flow of the Company including annual budgets of the Company for such month and for the current fiscal year to the end of such fiscal month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                (iv) within 10 business days after the discovery by the Company or notification to the Company that the Company is not in compliance with the material terms of this Agreement or of any other material agreement to which the Company is a party, a detailed statement outlining such noncompliance or default;

                (v) within 10 business days of delivery, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock, the Securities and Exchange Commission or any securities exchange on which the capital stock of the Company may be listed;

                (vi) as soon as is reasonably practicable, such other information and data as the Purchasers may from time to time reasonably request; and

                (vii) as soon as available, but no less than 30 days prior to the commencement of each new fiscal year, an annual operating plan to be presented to and approved by a majority of the Board of Directors prior to the beginning of each fiscal year; provided however, that the Company shall have the ability, at any time, to submit a new or revised annual operating plan for approval by a majority of the Board of Directors of the Company at a meeting duly called for such purpose.

            (b) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clauses (ii) and (iii) of paragraph (a) shall be accompanied by a certificate of the chief executive officer and the chief financial officer, if any, of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition of the Company at the date thereof and for the periods covered thereby (subject to year-end audit adjustments). The financial statements delivered pursuant to clause (iii) of paragraph (a) shall also be accompanied by a certificate from the chief financial officer, if any, and the chief executive officer of the Company stating, to the best of their knowledge, after due inquiry of such officer, whether the Company is in material compliance with this Agreement, its Articles of Incorporation or By-laws or any material indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound.

        7.5 Material Changes and Litigation. The Company will promptly notify the Purchasers of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, or against any Founder, officer, director, key employee or principal stockholder of the Company materially affecting or which, if adversely determined, would materially adversely affect the Company's present or then proposed business, properties, assets or condition (financial or otherwise).

        7.6 Key Man Insurance. The Company will maintain term life insurance upon the lives of its key employees in such coverage amounts as the Board of Directors shall determine is reasonable.

        7.7 Nondisclosure and Non-Competition Agreements. The Company will require all persons now or hereafter employed by the Company who have access to confidential and proprietary information of the Company to enter into Nondisclosure and Developments Agreements substantially in the form of Exhibit C or such other form as may be approved by the Board of Directors of the Company; and will require certain persons, designated by the Board of Directors, now or hereafter employed by the Company, to enter into employment agreements substantially in the form of Exhibit J or such other form as may be approved by the Board of Directors of the Company.

        7.8 Right of First Refusal.

            (a) The Company hereby grants to the Purchasers a right of first refusal, participating concurrently with and proportionately with the holders of the shares of Series A Preferred, to purchase, on a pro rata basis, all or any part of New Securities (as defined below) that the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. A Purchaser's pro rata share, for purposes of this subsection 7.8, shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by such Purchaser or issuable upon conversion or exercise of any Series B Preferred, convertible securities, options, rights or warrants then held by such Purchaser, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion or exercise of then outstanding Series A Preferred and Series B Preferred, and any outstanding convertible securities, options, rights or warrants.

            (b) "NEW SECURITIES" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) the Series B Preferred issuable under this Agreement or the Series A or Series B Conversion Shares; (ii) securities offered to the public pursuant to a registration statement; (iii) securities issued for the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of such corporation or other reorganization resulting in the ownership by the Company of not less than 51% of the voting power of such corporation; (iv) not more than 5,113,535 shares of Common Stock issued to employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement; or (v) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

            (c) In the event the Company intends to issue New Securities, it shall give each original purchaser of Series A Preferred and each Purchaser (collectively, the "PREFERRED PURCHASERS") written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Preferred Purchaser shall have 20 days from the date of any such notice to agree to purchase all or part of its or his pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased. Each Preferred Purchaser shall have a right of over allotment such that if any Preferred Purchaser fails to exercise his or its right hereunder to purchase his or its total pro rata portion of New Securities, the other Preferred Purchasers may purchase such portion on a pro rata basis, by giving written notice to the Company within five days from the date that the Company provides written notice to the other Preferred Purchasers of the amount of New Securities with respect to which such non-purchasing Preferred Purchaser has failed to exercise its or his right hereunder. A Preferred Purchaser's pro rata share, for purposes of this subsection 7.8(c) only, shall equal a fraction, the numerator of which is the number of shares of Series A Preferred added to the number of shares of Series B Preferred then held by such Preferred Purchaser, and the denominator of which is the total number of shares of Series A Preferred and shares of Series B Preferred issued and outstanding.

            (d) In the event any Preferred Purchaser fails to exercise the foregoing right of first refusal with respect to any New Securities within such 20-day period (or the additional five-day period provided for over allotments), the Company may within 90 days thereafter sell any or all of such New Securities not agreed to be purchased by the Preferred Purchasers, at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to each Preferred Purchaser pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such 90-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Preferred Purchasers in the manner provided above.

            (e) A Preferred Purchaser's right of first refusal under this subsection 7.8 will be limited to the extent that counsel to the Company advises the Board of Directors that (i) the exercise of the right by a Preferred Purchaser would not qualify under the exemption from registration under the state and federal securities laws contemplated to be relied upon by the Company,
(ii) the exercise of the right by a Preferred Purchaser cannot be accommodated under any other exemption, or (iii) compliance with the available exemption would be unduly burdensome or costly to the Company.

            (f) Each of Anthem, NEPA, Homa, Faint, and Hungerford agrees that the terms and conditions set forth in this Section 7.8 shall amend and supersede in their entirety, the terms and conditions set forth in Section 8.8 of that certain Series A Preferred Stock Purchase Agreement dated November 22, 1996 (the "SERIES A PREFERRED STOCK PURCHASE AGREEMENT") and that they hereby waive their rights under such Section 8.8 and that the terms of such Section 8.8 thereof shall be of no further force and effect.

        7.9 Auditor. The Company shall retain a firm of certified public accountants of established national reputation known as one of the "Big 6" to audit its books and records at least annually.

        7.10 Additional Covenants. So long as any of the Series B Preferred are outstanding, the Company agrees as follows:

            (a) The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments, and governmental charges or levies imposed upon the income, profits, property, or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall timely be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves therefor; and provided, further, that the Company will pay all such taxes, assessments, charges, or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached to the income, profits, property, or business of the Company or any subsidiary as security therefor. The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company;

            (b) The Company will keep its properties and those of its subsidiaries in good repair, working order, and condition, reasonable wear and tear excepted, and from time to time make all needful repairs, renewals, replacements, additions, and improvements thereto; and the Company will at all times comply with the provisions of all material leases to which the Company or any of its subsidiaries is a party or under which any of them occupies property so as to prevent any loss or forfeiture thereof or thereunder;

            (c) The Company will keep its assets that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage, and explosion insurance in amounts customary for companies in similar businesses similarly situated; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated;

            (d) The Company will keep true records and books of account in which full, true and correct entries will be made of all material dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis;

            (e) The Company will comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, a breach of which could have a material adverse effect on its business or credit;

            (f) The Company shall maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names, or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of its business; and

            (g) Within the statutorily required time frame, the Company will take all actions necessary to effect the exemptions from state securities laws of the State of Maryland, the Commonwealth of Pennsylvania and all such other jurisdictions in which the shares of Series B Preferred are sold.

        7.11 Expenses of Directors. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series B Preferred for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

        7.12 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Series B Preferred.

        7.13 Termination of Covenants. The covenants of the Company contained in this Section 7 shall terminate, and be of no further force or effect, upon the earlier of (i) the date when less than 10% of the number of shares of Series B Preferred issued pursuant to this Agreement (as adjusted for stock splits, stock dividends, and other recapitalizations) are outstanding, and (ii) the effective date of a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation) (a "REGISTRATION STATEMENT") covering the Company's first public offering of Common Stock, resulting in gross proceeds exceeding $15,000,000, at a price per share not less than $3.50 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) (a "QUALIFIED PUBLIC OFFERING").

        7.14 Termination of Section 8.11 of the Series A Preferred Stock Purchase Agreement. Each of Anthem, NEPA, Homa, Faint, and Hungerford agree that the terms and conditions set forth in Section 8.11 the Series A Preferred Stock Purchase Agreement shall terminated with respect to such Section, as such terms and conditions are contained in the Charter, and that the terms of such Section 8.11 thereof shall be of no further force and effect.

        7.15 Termination of Section 8.14 of the Series A Preferred Stock Purchase Agreement. Each of Anthem, NEPA, Homa, Faint, and Hungerford agree that the terms and conditions set forth in Section 8.14 the Series A Preferred Stock Purchase Agreement shall terminated with respect to such Section, as such terms and conditions are contained in the Charter, and that the terms of such Section
8.14 thereof shall be of no further force and effect.

     8. Successors and Assigns. Except as provided in Section 9, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

     9. Transfers of Certain Rights. The rights granted to a Purchaser under
Section 7.8 may be transferred by such Purchaser to another Purchaser, to any affiliate or to any person or entity acquiring at least 5% of the number of shares of Series B Preferred Stock originally issued by the Company or 5% of the number of shares of Series A Preferred Stock originally issued by the Company; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

     10. Confidentiality. Each Purchaser agrees that he or it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public other than as a result of a disclosure by such Purchaser; provider, however, that a Purchaser may disclose such information (i) to his or its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Series B Preferred from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, or
(iii) to any affiliate of such Purchaser or to a partner, shareholder or subsidiary of such Purchaser.

     11. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby until the consummation of a Qualified Public Offering.

     12. Expenses. The Company shall pay the reasonable attorneys fees up to a maximum of $25,000 and the out-of-pocket expenses of Piper & Marbury L.L.P., special counsel to Anthem and NEPA, in connection with the preparation of this Agreement and the closing of the transactions contemplated hereby. The Company shall pay the reasonable attorneys fees up to a maximum of $5,000 of counsel to the New Investors in connection with their review of this Agreement and the related documents.

     13. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

        If to the Company, at Sequoia Software Corporation, Overlook Center, 5457 Twin Knolls Road, Columbia, Maryland 21045, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Lee H. Benedict, Esq., Gebhardt & Smith, Ninth Floor, The World Trade Center, 401 East Pratt Street, Baltimore Maryland 21202-3064;

        If to NEPA or Anthem, at its address set forth in Exhibit B, or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser, with a copy to Nancy A. Spangler, Esq., Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C. 20036; or

        If to the New Investors, at his or her address set forth in Exhibit B, or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser, with a copy to Frank McEachern, Esquire, Jackson & Walker, LLP 901 Main Street, Suite 6000, Dallas, Texas 75202-3797; or

        If to a Founder, at his address set forth below his signature to this Agreement.

        Notices provided in accordance with this Section 13 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

     14. Brokers. Except as disclosed in Schedule 14, the Company is not subject to an existing agreement with any finder and no fees will be paid by the Company to any such finder in regard to the transaction contemplated by this Agreement. The Purchasers are not responsible for the payment of any finder's fees in connection with the transaction contemplated herein. The Company and each of the Purchasers will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party. Any shares granted to a finder in lieu of cash shall not increase the pre-investment valuation above $15,000,000.

     15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     16. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders in interest of no less than 66 2/3% in interest of the shares of Series B Preferred and the Series B Conversion Shares taken together; provided, that subsection 7.8 may be amended or waived only with the consent of the holders in interest of no less than 66 2/3% of the shares of Series B Preferred and the shares of Series A Preferred taken together as a single class, and no condition set forth in Section 6 may be waived with respect to any Purchaser who does not consent thereto. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each holder of any shares of Series B Preferred (including holders of Series B Conversion Shares), each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     17. Community Benefit Activities. So long as any share of Series B Preferred is owned by Anthem, the Company will use its best efforts to support community activities designed to support low and moderate income neighborhoods in the areas surrounding its headquarters or other officers. Such activities shall include, but not be limited to, using its best efforts to hire residents of low and moderate income neighborhoods and use vendors of goods and services from such neighborhoods; provided, however, that this provision shall in no way obligate the Company to compromise its employment or vendor standards or take any other action not in the Company's best interests. At the request of Anthem, the Company agrees to provide a list of employees by census tract at the Initial Closing or any Subsequent Closing and at the end of each calendar year thereafter.

     18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

     19. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     20. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

     21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

                        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                 SEQUOIA SOFTWARE CORPORATION:

                                 By:  /s/ RICHARD C. FAINT
                                    -------------------------------------------

                                 Title:  Chairman and CEO
                                       ----------------------------------------

                                 ANTHEM CAPITAL, L.P.:

                                 By:         Anthem Capital Partners, L.P.
                                             General Partner
                                 By:         Anthem Capital Partners, Inc.
                                             General Partner

                                 By:  /s/ WILLIAM M. GUST II
                                    -------------------------------------------

                                 Title:
                                       ----------------------------------------

                               NEPA VENTURE FUND II, L.P.

                               By:         NEPA II Management Corporation
                               Its:        General Partner

                                 By:  /s/ MARC BENSON
                                    -------------------------------------------
                                           Marc Benson
                                           Vice President
                                           8230 Boone Boulevard
                                           Suite 347
                                           Vienna, VA  22182

                                 FOUNDERS:
                                     /s/ MARK WESKER
                                 ----------------------------------------------
                                 Mark Wesker
                                    /s/ ANIL SETHI
                                 ----------------------------------------------
                                 Anil Sethi

                                            NELSON BUNKER HUNT TRUST ESTATE
APPROVED:                                    - TRUST B

By: /s/ MIRO VRANAC                         By:  /s/ F.C. VICKERS, TRUSTEE
   ---------------------------------            --------------------------------
Title: Miro Vranac, Jr., Member
       Advisory Board                       Title: F.C. Vickers, Trustee
       -----------------------------              -----------------------------

                                           LYDA BUNKER HUNT TRUST -
                                           MARY HUDDLESTON

By: /s/ MARY H. HUDDLESTON, TRUSTEE        By: /s/ MIRO VRANAC
    -------------------------------
Name:  Mary H. Huddleston, Trustee           --------------------------------
      -----------------------------        Name: Miro Vranac, Jr., Trustee
                                                ------------------------------
                                             /s/ MARY HUNT HUDDLESTON
                                           -----------------------------------
                                           Mary Hunt Huddleston
                                            /s/ FRANK O'BRYAN
                                           -----------------------------------
                                           Frank O'Bryan

                                            FOR PURPOSES OF SECTION 7.8 ONLY
                                             /s/ RICHARD C. FAINT, JR.
                                            ----------------------------------
                                            Richard C. Faint, Jr.
                                            /s/ KENNETH E. HOMA
                                            ----------------------------------
                                            Kenneth E. Homa
                                             /s/ DAVID H. HUNGERFORD
                                            ----------------------------------
                                            David H. Hungerford

                                   Schedule I

NEW INVESTORS                                                      INVESTMENT
Nelson Bunker Hunt Trust Estate - Trust B                           $1,450,000

Lyda Hunt-Bunker Trust - Mary Huddleston                              $500,000

Mary Hunt Huddleston                                                   $50,000

Frank O'Bryan                                                         $500,000

Total for New Investors                                             $2,500,000

                                    Exhibit B

                                                     NUMBER OF SHARES OF
                                                     SERIES B CONVERTIBLE                   AGGREGATE PURCHASE
  INVESTOR NAME AND ADDRESS                            PREFERRED STOCK                            PRICE
                                                         PURCHASED
===============================================================================================================
Anthem Capital, L.P.
16 South Calvert Street
Suite 800
Baltimore, Maryland  21202-1305                          1,010,290                               $683,259.60

NEPA Venture Fund II, L.P.
8230 Boone Boulevard
Suite 347
Vienna, Virginia  22182                                    505,145                               $341,629.29

Nelson Bunker Hunt Trust Estate - Trust B
Attn:  F.C Vickers, Trustee
5949 Sherry Lane, Suite 1720
Dallas, Texas  75225                                     2,144,019                             $1,450,000.00

Lyda Hunt-Bunker Trust -
Mary Huddleston
Attn:  Miro Vranac, Jr., Trustee
5949 Sherry Lane, Suite 1720
Dallas, Texas  75225                                       739,317                               $500,000.00

Mary Hunt Huddleston
5949 Sherry Lane, Suite 1500
Dallas, Texas  75225                                        73,931                                $50,000.00

Frank O'Bryan
610 Newport Center Drive
Suite 530
Newport Beach, CA  92660                                   739,317                               $500,000.00

Totals                                                   5,212,019                            $ 3,524,888.89